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                               CONSENT OF COUNSEL

                         AIM INVESTMENT SECURITIES FUNDS

     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail and institutional classes of AIM Investment Securities Funds, which are included in Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-39519), and Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5686), on Form N-1A of AIM Investment Securities Funds.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
September 12, 2006